Exhibit 2.1

THIRD AMENDMENT

TO THE

BUSINESS COMBINATION AGREEMENT

This Third Amendment (this “Third Amendment”) to the Business Combination Agreement dated as of September 26, 2026 amends the Business Combination Agreement, dated as of June 17, 2026 (the “Original Agreement,” as amended on August 6, 2026 and September 17, 2026 and as may be further amended, supplemented, modified and/or restated from time to time, the “Business Combination Agreement”), by and among (i) Silicon Valley Acquisition Corp., a Cayman Islands exempted company (“SVAQ”), (ii) SVAQ Merger Sub Inc., a Delaware corporation (“Merger Sub”), and (iii) EigenQ, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

RECITALS:

WHEREAS, Section 8.3 of the Business Combination Agreement sets forth that the Business Combination Agreement may be amended, supplemented or modified only by execution of a written instrument signed by each of the Parties; and

WHEREAS, the Parties desire to amend the Original Agreement as set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Business Combination Agreement, the parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendments to the Original Agreement.

(a) The definition of “Company Warrants in Section 1.1 of the Original Agreement is hereby replaced with the following:

““Company Warrants” means, as of any determination time, each warrant to purchase any capital stock of the Company that is outstanding and unexercised, other than the Investor Warrants.”

(b) The following definition is added to Section 1.1 of the Original Agreement, following the definition of “Investment Company Act”:

““Investor Warrants” means warrants to purchase capital stock of the Company held by the Persons listed on Annex C hereto.”

(c) Section 2.4(d) is added to the Original Agreement immediately following Section 2.4(c):

“(d) On the Closing Date, upon the Effective Time, each Investor Warrant that is outstanding and unexercised immediately prior to the Effective Time shall be exchanged for warrants of SVAQ in accordance with the terms of the applicable Investor Warrant.”

(d) Annex C hereto is added as Annex C to the Original Agreement.

2. Miscellaneous. Except as expressly provided in this Third Amendment, all of the terms and provisions in the Original Agreement shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Third Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Business Combination Agreement in the Business Combination Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this Third Amendment (or as the Business Combination Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this Third Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Business Combination Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this Third Amendment, the provision of this Third Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. Section 8.1 and Sections 8.3 through 8.19 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Third Amendment as if all references to the “Agreement” contained therein were instead references to this Third Amendment.

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IN WITNESS WHEREOF, each party has caused this Third Amendment to be signed and delivered by its respective duly authorized signatory as of the date first written above.

SVAQ:

SILICON VALLEY ACQUISITION CORP.

By:	/s/ Dan Nash
Name:	Dan Nash
Title:	Chief Executive Officer

Merger Sub:

SVAQ MERGER SUB INC.

By:	/s/ Dan Nash
Name:	Dan Nash
Title:	President

[Signature Page – Third Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, each party has caused this Third Amendment to be signed and delivered by its respective duly authorized signatory as of the date first written above.

The Company:

EIGENQ, INC.

By:	/s/ Dr. José R. Rosas-Bustos
Name:	Dr. José R. Rosas-Bustos
Title:	Chief Executive Officer

[Signature Page – Third Amendment to Business Combination Agreement]

Annex C

[Signature Page – Third Amendment to Business Combination Agreement]